Exhibit 4.16

MASTER NOTE

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) (“DTC” or the “Depositary”) to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

Unless and until it is exchanged in whole or in part for Notes in definitive registered form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

CREDIT SUISSE AG
SENIOR MEDIUM-TERM NOTE

This Note is a master note, which term means a Registered Global Security with the meaning specified in the Indenture (as defined on the reverse hereof) that provides for incorporation therein of the terms of one or more obligations of CREDIT SUISSE AG, a corporation established under the laws of, and duly licensed as a bank in, Switzerland (the “Company”) (each such obligation, a “Supplemental Obligation”) by reference to the Related Prospectuses (as defined below).

The terms of each Supplemental Obligation shall be reflected in this Note and in the applicable pricing supplement relating to such Supplemental Obligation (each a “Related Pricing Supplement”) and any product supplement(s), underlying supplement(s), prospectus supplement(s) and prospectus referred to therein (however titled) (together with the Related Pricing Supplement, the “Related Prospectus”). With respect to each Supplemental Obligation, the terms of the Supplemental Obligation contained in the Related Prospectus are hereby incorporated by reference in, and shall be deemed to be a part of, this Note for purposes of the applicable Supplemental Obligation only as of the original issue date specified in the relevant Related Pricing Supplement; provided, however, that for the avoidance of doubt, no hypothetical examples, risk factors, historical information or other information not considered to be terms of such Supplemental Obligation provided or incorporated by reference in the Related Prospectus shall be used to determine the terms of such Supplemental Obligation. Each Related Prospectus is on file with the Trustee referred to on the reverse hereof and is identified in the records of the Trustee.

With respect to each Supplemental Obligation evidenced by this Note, the Company, acting through the branch specified in the applicable Related Pricing Supplement (the “Branch”), for value received, hereby promises to pay and/or deliver to Cede & Co., or registered assigns, an amount of cash in the coin or currency of the United States and/or the number of securities or other property, as applicable, as specified in the applicable Related Prospectus.

All terms used in this Note that are or will be defined in the Indenture or Related Prospectus shall have the meanings assigned to them therein. In relation to a particular Supplemental Obligation, in the event of any inconsistency between the definitions in the Indenture and the definitions in the Related Prospectus, the definitions in the Related Prospectus shall govern.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. With respect to each Supplemental Obligation, every term of this Note is subject to modification, amendment or elimination through the incorporation of the applicable Related Prospectus by reference, whether or not the phrase “unless otherwise provided in the Related Prospectus” or language of similar import precedes the term of this Note so modified, amended or eliminated. It is the intent of the parties hereto that, in the case of any conflict between the applicable Related Prospectus and the terms herein, the Related Prospectus shall control over the terms herein with respect to the relevant Supplemental Obligation. Without limiting the foregoing, in the case of each Supplemental Obligation, the holders of this Note are directed to the applicable Related Prospectus for a description of certain terms of such Supplemental Obligation, including the manner of determining the amounts due and/or property to be delivered, if any, as applicable, on such Supplemental Obligation and the date or dates, if any, on which amounts due and or securities or other property to be delivered, if any, on such Supplemental Obligation are to be paid or delivered, as applicable.

The principal amount of each Supplemental Obligation evidenced by this Note shall be as specified in the applicable Related Pricing Supplement.

Unless the certificate of authentication hereon has been signed by the Trustee or Authenticating Agent (which signature may be manual, facsimile or electronic (including, without limitation, DocuSign and AdobeSign and other similar applications)), this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose. The Company and the Trustee hereby agree that authentication of this Note shall be deemed to be due authentication pursuant to Section 2.02 of the Indenture with respect to each Supplemental Obligation evidenced by this Note and the execution and delivery of a written order of the Company with respect to a Supplemental Obligation by any two Authorized Persons shall be deemed to be due execution pursuant to Section 2.02 with respect to such Supplemental Obligation.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Date: [ ], 202[ ]

CREDIT SUISSE AG

By:
Name:
Title: Authorized Signatory

By:
Name:
Title: Authorized Signatory

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

REVERSE OF NOTE

CREDIT SUISSE AG
SENIOR MEDIUM-TERM NOTE

This Note is one of a duly authorized issue of Senior Medium-Term Notes (the “Securities”) of the Company, acting through the applicable Branch. The Securities are issuable under a senior indenture, dated as of March 29, 2007, as supplemented by a second supplemental indenture, dated as of March 25, 2009 and a third supplemental indenture, dated as of September 9, 2020 (collectively, the “Indenture”), in each case between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”), to which indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the registered holder (the “Holder”) of the Securities and the terms upon which the Securities are to be authenticated and delivered. The Bank of New York Mellon (formerly known as The Bank of New York) at its corporate trust office in The City of New York has been appointed the Registrar and Paying Agent with respect to the Securities. The terms of individual Securities may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein. The Securities will not be subject to any sinking fund and, unless otherwise provided in the Related Prospectus, the Securities will not be redeemable or subject to repayment at the option of the Holder prior to maturity.

This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form without coupons, and each Supplemental Obligation is issued in the minimum denomination and any integral multiples thereof as specified in the Related Prospectus in the manner and subject to the limitations provided in the Indenture.

This Note is payable in the manner, with the effect and subject to the conditions provided in the Indenture.

Unless otherwise stated in the Related Prospectus, if a payment date is not a Business Day as defined in the Indenture at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. Following any postponement of any date, no interest payment will be adjusted and no other payment will be payable hereon because of such postponement.

The Indenture contains provisions that provide that the Company and the Trustee may amend or supplement the Indenture or the Securities without notice to or the consent of any Holder in order to (i) cure any ambiguity, defect or inconsistency in the Indenture, provided that such amendments or supplements shall not materially and adversely affect the interests of the Holders; (ii) comply with the requirements of the Indenture if the Company consolidates with, merges with or into, or sells, conveys, transfers, leases or otherwise disposes of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of transactions), to any person; (iii) comply with any requirements of the Securities and Exchange Commission in connection with the qualification of the Indenture under the Trust Indenture Act; (iv) evidence and provide for the acceptance of appointment under the Indenture with respect to the Securities by a successor Trustee; (v) provide for uncertificated or unregistered Securities and to make all appropriate changes for such purpose; (vi) provide for a guarantee from a third party on outstanding Securities that are issued under the Indenture; (vii) provide for the substitution of one or more of the Company’s branches as obligor of the Securities or (viii) make any change that does not materially and adversely affect the rights of any Holder.

The Indenture contains provisions that provide that, without prior notice to any Holders, the Company and the Trustee may amend the Indenture and the Securities with the written consent of the Holders of a majority in principal amount of the outstanding Securities of all series affected by such amendment (all such series voting as one class), and the Holders of a majority in principal amount of the outstanding Securities of all series affected thereby (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Securities; provided that, without the consent of each Holder of the Securities affected thereby, an amendment or waiver, including a waiver of past defaults, may not: (i) extend the stated maturity of the Principal of, or any sinking fund obligation or any installment of interest on, such Holder’s Security, or reduce the Principal thereof or the rate of interest thereon (including any amount in respect of original issue discount), or adversely affect the rights of such Holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such Holder, or reduce the amount of the Principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, insolvency or similar proceeding, or change any place of payment where, or the currency in which, the Principal or the interest thereon is payable, modify any right to convert or exchange such Holder’s Security for another security to the detriment of the Holder or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor; (ii) reduce the percentage in Principal of outstanding Securities the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture; (iii) waive a Default in the payment of Principal of or interest on any Security of such Holder; or (iv) modify any of the provisions of the Indenture governing amendments or waivers with the consent of Holders except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

The Indenture contains provisions that provide that the Company may at any time designate another branch of the Company (the “Substitution Branch”) as substitute for the Branch through which it acts under a series of Securities with the same effect as if such Substitution Branch had been originally named as the Branch for all purposes under the Indenture in relation to such Securities.

In case an Event of Default with respect to a Supplemental Obligation shall have occurred and be continuing, the amount that may be declared due and payable will be determined as set forth in the Related Prospectus, and, upon such declaration, such amount shall become due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

It is also provided in the Indenture that, subject to certain conditions, the Holders of at least a majority in principal amount of the outstanding Securities of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a Default in the payment of Principal of or interest on any Security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

The calculation agent for a Supplemental Obligation (the “Calculation Agent”) is as specified in the Related Prospectus. The Calculation Agent makes all determinations with respect to such Supplemental Obligation. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will be conclusive for all purposes and binding upon all parties, including the Company and the beneficial owners of such Supplemental Obligation, absent manifest error. The Calculation Agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise.

The Indenture provides that a series of Securities may include one or more tranches (each a “tranche”) of Securities, including Securities issued in a Periodic Offering. The Securities of different tranches may have one or more different terms, but all the Securities of each tranche within a series shall have identical terms, provided that Securities of each tranche within a series may have different authentication dates, public offering prices, initial interest accrual dates, and initial interest payment dates, if applicable. Notwithstanding any other provision of the Indenture, subject to certain exceptions, with respect to sections of the Indenture concerning the execution, authentication and terms of the Securities, redemption of the Securities, maintenance of an office or agency of the Company in The City of New York, Events of Default of the Securities, defeasance of the Securities and amendment of the Indenture, if any series of Securities includes more than one tranche, all provisions of such sections applicable to any series of Securities shall be deemed equally applicable to each tranche of any series of Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to a Board Resolution or a supplemental indenture establishing such series or the Authority establishing such tranche.

Each Supplemental Obligation evidenced by this Note is unsecured and ranks pari passu with all other unsecured and unsubordinated indebtedness of the Company.

The interest rate, if any, coupon, if any, or redemption amount, as applicable, will in no event be higher than the maximum rate permitted by New York or other applicable state law, as such law may be modified by United States law of general application.

All determinations referred to above made by the Company or its agents shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on Holders of Securities. So long as this Note shall be outstanding, the Company will cause to be maintained an office or agency for the payment of amounts due or property to be delivered, if any, on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Company may designate other agencies for the payment of such amounts or such property at such place or places (subject to applicable laws and regulations) as the Company may decide. So long as there shall be any such agency, the Company shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver the amounts or property due (whether at maturity or otherwise) on this Note at the time, place, and rate, and in the coin or currency and/or the number of securities or other property, as applicable, herein and in the Indenture prescribed unless otherwise agreed between the Company and the registered Holder of this Note.

Upon due presentment for registration of transfer of this Note, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company or any agent of the Company, the registrar of the Securities or the Trustee may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Registrar, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of amounts due or property to be delivered, if any, with respect to each Supplemental Obligation evidenced by this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note and each Supplemental Obligation evidenced hereby shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York (without regard to conflicts of law principles thereof).

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to

transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Signature:

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.